Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2013 OPERATING RESULTS

Fourth Quarter Product Net Sales Increased 15%

(IRVINE, Calif., February 5, 2014) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2013. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 21, 2014 to stockholders of record on February 28, 2014. As a result of Allergan’s sale of its obesity intervention business unit, the financial results from that business unit are reported as discontinued operations in the financial tables of this press release. Prior year amounts have been retrospectively revised for the discontinued operations.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended December 31, 2013:

•	Allergan reported $1.04 diluted earnings per share attributable to stockholders compared to $1.05 diluted earnings per share attributable to stockholders for the fourth quarter of 2012.

•

Allergan reported $1.35 non-GAAP diluted earnings per share attributable to stockholders compared to $1.12 non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter of 2012, a 20.5 percent increase.

Product Sales from Continuing Operations

For the quarter ended December 31, 2013:

•

Allergan reported $1,659.6 million total product net sales. Total product net sales increased 14.6 percent compared to total product net sales in the fourth quarter of 2012. On a constant currency basis, total product net sales increased 15.6 percent compared to total product net sales in the fourth quarter of 2012.

•	Total specialty pharmaceuticals net sales increased 14.0 percent, or 15.0 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2012.

•	Total core medical devices net sales increased 17.0 percent, or 17.8 percent on a constant currency basis, compared to total core medical devices net sales in the fourth quarter of 2012.

“We are pleased to have once again achieved our double digit revenue and mid teens earnings per share growth aspirations for full year 2013 as we benefited from many regulatory approvals in the past few years,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we look forward to delivering similar revenue and earnings growth in 2014.”

-more-

2-2-2

Based on internal information and assumptions, full year 2013 therapeutic sales accounted for approximately 54% of total BOTOX® (onabotulinumtoxinA) sales and increased approximately 17% compared to 2012. Full year 2013 aesthetic sales accounted for approximately 46% of total BOTOX® sales and increased approximately 8% compared to 2012.

Product and Pipeline Update

During the fourth quarter of 2013:

•

On October 23, 2013, Allergan announced that it had received approval from the U.S. Food and Drug Administration (FDA) to market JUVÉDERM VOLUMA™ XC, the first and only filler approved to temporarily correct age-related volume loss in the cheek area in adults over the age of 21.

•

On October 23, 2013, Allergan announced that VISTABEL® received a Positive Opinion from the Agence Nationale de Sécurité du Médicament et des Produits de Santé (ANSM) for the temporary improvement in the appearance of moderate to severe lateral canthal lines (crow’s feet lines) seen at maximum smile, either alone or when treated at the same time as glabellar (or frown) lines seen at maximum frown in adult patients. Allergan has secured national licences in 19 countries of the European Union, as well as in Norway and Iceland.

•

On December 2, 2013, Allergan announced that it had completed the sale of its obesity intervention business to Apollo Endosurgery, Inc. Under the terms of the agreement, which was first announced on October 29, 2013, Allergan received cash consideration of $75 million, subject to certain adjustments, and a $15 million minority equity interest in Apollo Endosurgery. Allergan may also receive up to $20 million in contingent consideration upon the achievement of certain regulatory and sales milestones.

•

Allergan resubmitted the New Drug Application (NDA) to the FDA seeking approval for LEVADEX® (dihydroergotamine) inhalation aerosol for the acute treatment of migraine in adults. This resubmission is intended to address the concerns identified in the Complete Response Letter received in the second quarter of 2013.

Following the end of the fourth quarter of 2013:

•

On January 7, 2014, Allergan and Medytox, Inc. announced that they have closed the license agreement which was previously announced on September 25, 2013. Under the terms of the agreement, Allergan paid Medytox an upfront cash payment of U.S. $65 million and Medytox has granted Allergan exclusive rights, worldwide outside of Korea (and co-exclusive rights in Japan), to develop and, if approved, commercialize certain neurotoxin product candidates currently in development, including a potential liquid-injectable product. Pursuant to the agreement, Allergan has also agreed to make additional contingent payments, including up to an aggregate of U.S. $116.5 million upon achieving certain development milestones, up to an aggregate of U.S. $180.5 million upon achieving certain commercialization milestones, and royalties on product sales.

-more-

3-3-3

•

On January 14, 2014, the U.S. District Court for the Eastern District of Texas (District Court) ruled in favor of Allergan in a patent infringement matter concerning the Company’s LUMIGAN® (bimatoprost ophthalmic solution) 0.01% product. Allergan initiated the lawsuit under the Hatch-Waxman Act, after the defendants, Sandoz Inc., Lupin Ltd., Lupin Pharmaceuticals Inc., Hi-Tech Pharmacal Co., Inc., Watson Laboratories, Inc., Watson Pharmaceuticals, Inc., and Watson Pharma, Inc. (Defendants), sought to market a generic version of LUMIGAN® 0.01%, which was first approved by the FDA in 2010 for the reduction of elevated intraocular pressure in patients with open-angle glaucoma or ocular hypertension. The District Court found that all of the asserted claims of the 5 U.S. patents in the suit are not invalid and are infringed by Defendants’ proposed generic drug products. As part of the ruling, the District Court granted Allergan’s request for a permanent injunction enjoining the Defendants from marketing their proposed generic drug products until the expiration of the last of the LUMIGAN® 0.01% patents in 2027.

•

The U.S. Patent and Trademark Office has issued three patents which cover the specific formulation and the method of using Allergan’s RESTASIS® (cyclosporine ophthalmic emulsion) 0.05% product. On the date each patent was granted, it was submitted for listing in the FDA’s Approved Drug Products With Therapeutic Equivalence Evaluations, commonly known as the Orange Book. These patents expire August 27, 2024. There remains uncertainty as to the status of any abbreviated new drug application (ANDA) filers in respect to RESTASIS®. In addition, Allergan submitted a Citizen Petition to the FDA regarding the FDA’s published draft guidance that proposes certain approaches for demonstrating bioequivalence in an ANDA referring to the new drug application related to the RESTASIS® product.

Outlook

For the full year of 2014, Allergan expects:

•	Total product net sales between $6,650 million and $6,950 million, excluding any anticipated revenue from the transition service agreements related to the sale of the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,720 million and $5,960 million.

•	Total core medical devices net sales between $930 million and $990 million.

•	ALPHAGAN® franchise product net sales between $460 million and $490 million.

•	LUMIGAN® franchise product net sales between $590 million and $620 million.

•	RESTASIS® product net sales between $1,030 million and $1,070 million.

•	BOTOX® product net sales between $2,180 million and $2,280 million.

•	LATISSE® product net sales between $100 million and $110 million.

•	Breast aesthetics product net sales between $390 million and $420 million.

•	Facial aesthetics product net sales between $540 million and $570 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 13%.

•	Non-GAAP other revenue at approximately $100 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 37% and 38%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16.5%.

•	Non-GAAP diluted earnings per share attributable to stockholders between $5.36 and $5.48.

•	Diluted shares outstanding at approximately 302 million.

•	Effective tax rate on non-GAAP earnings between 26% and 27%.

-more-

4-4-4

For the first quarter of 2014, Allergan expects:

•	Total product net sales between $1,525 million and $1,600 million, excluding any anticipated revenue from the transition service agreements related to the sale of the obesity intervention business.

•	Non-GAAP diluted earnings per share attributable to stockholders between $1.09 and $1.12.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP loss on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, external corporate development initiatives and strategic partnering transactions including the transaction with Medytox, market potential, expected growth and regulatory approvals of LEVADEX® and other products as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign

-more-

5-5-5

health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2012 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,400 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

-more-

6-6-6

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

-more-

7-7-7

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2013				December 31, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP

Revenues
Product net sales	$1,659.6	$–		$1,659.6	$1,447.8	$–		$1,447.8
Other revenues	24.8	–		24.8	24.3	–		24.3

	1,684.4	–		1,684.4	1,472.1	–		1,472.1
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	204.6	–		204.6	183.0	–		183.0
Selling, general and administrative	715.4	(67.6	)(a)(b)(c)(d)	647.8	542.3	7.2	(m)(n)(o)(p)	549.5
Research and development	269.4	(0.2	)(d)	269.2	239.8	–		239.8
Amortization of intangible assets	28.2	(27.0	)(e)	1.2	23.0	(17.2	)(e)	5.8
Impairment of intangible assets and related costs	11.4	(11.4	)(f)	–	22.3	(22.3	)(q)	–
Restructuring charges	0.6	(0.6	)(g)	–	–	–		–

Operating income	454.8	106.8		561.6	461.7	32.3		494.0

Non-operating income (expense)
Interest income	1.7	–		1.7	1.9	–		1.9
Interest expense	(18.2)	0.1	(h)	(18.1)	(14.8)	0.1	(h)	(14.7)
Other, net	2.7	(6.1	)(i)	(3.4)	(3.8)	0.1	(i)	(3.7)

	(13.8)	(6.0)		(19.8)	(16.7)	0.2		(16.5)

Earnings from continuing operations before income taxes	441.0	100.8		541.8	445.0	32.5		477.5

Provision for income taxes	128.4	8.5	(j)	136.9	122.7	13.0	(r)	135.7

Earnings from continuing operations	312.6	92.3		404.9	322.3	19.5		341.8

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $0.5 million and $1.5 million, respectively	1.0	(1.0	)(k)	–	2.9	(2.9	)(k)	–
Loss on sale of discontinued operations, net of income tax benefit of $2.0 million	(1.3)	1.3	(l)	–	–	–		–

Discontinued operations	(0.3)	0.3		–	2.9	(2.9)		–

Net earnings	312.3	92.6		404.9	325.2	16.6		341.8

Net (loss) earnings attributable to noncontrolling interest	(0.6)	–		(0.6)	1.0	–		1.0

Net earnings attributable to Allergan, Inc.	$312.9	$92.6		$405.5	$324.2	$16.6		$340.8

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.06			$1.37	$1.07			$1.14
Discontinued operations	(0.01)			–	0.01			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$1.05			$1.37	$1.08			$1.14

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.04			$1.35	$1.05			$1.12
Discontinued operations	–			–	0.01			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$1.04			$1.35	$1.06			$1.12

Weighted average number of common shares outstanding:
Basic	296.8			296.8	299.8			299.8
Diluted	301.4			301.4	305.1			305.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.3%			12.3%	12.6%			12.6%
Selling, general and administrative	43.1%			39.0%	37.5%			38.0%
Research and development	16.2%			16.2%	16.6%			16.6%

-more-

8-8-8

(a)	Expenses from changes in fair value of contingent consideration of $65.9 million and integration and transaction costs of $1.4 million associated with business combinations
(b)	Net reversal of $0.5 million for external costs for stockholder derivative litigation associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(c)	Transaction costs of $0.7 million associated with a licensing agreement with Medytox, Inc.
(d)	Expenses related to the realignment of various business functions of $0.3 million, consisting of selling, general and administrative expenses of $0.1 million and research and development expenses of $0.2 million
(e)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.
(g)	Net restructuring charges
(h)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(i)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $100.8 million	$(11.3)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	0.3
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5

$(8.5)

(k)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit
(l)	Loss on the sale of discontinued operations
(m)	Income from changes in fair value of contingent consideration of $10.4 million and integration and transaction costs of $1.5 million associated with business combinations
(n)	External costs of $0.8 million for stockholder derivative and tax litigation costs associated with the DOJ settlement announced in September 2010
(o)	Expenses related to the realignment of various business functions of $0.7 million
(p)	Transaction costs of $0.2 million associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval
(q)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(r)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $32.5 million	$(14.0)
Change in estimated taxes related to uncertain tax positions included in prior year filings	1.0

$(13.0)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2013 and December 31, 2012 and with respect to anticipated results for the first quarter and full year of 2014. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings from discontinued operations,” “non-GAAP loss on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;

-more-

9-9-9

•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

-more-

10-10-10

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2013				December 31, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP

Revenues
Product net sales	$6,197.5	$–		$6,197.5	$5,549.3	$–		$5,549.3
Other revenues	102.9	–		102.9	97.3	–		97.3

	6,300.4	–		6,300.4	5,646.6	–		5,646.6
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	795.8	(9.0	)(a)(b)	786.8	751.2	(0.4	)(q)(r)	750.8
Selling, general and administrative	2,519.4	(96.1	)(b)(c)(d)(e)(f)	2,423.3	2,193.1	(18.9	)(r)(s)(t)(u)	2,174.2
Research and development	1,042.3	(7.6	)(e)(f)	1,034.7	977.3	(62.8	)(t)(u)	914.5
Amortization of intangible assets	116.7	(107.4	)(g)	9.3	90.2	(66.7	)(g)	23.5
Impairment of intangible assets and related costs	11.4	(11.4	)(h)	–	22.3	(22.3	)(v)	–
Restructuring charges	5.5	(5.5	)(i)	–	1.5	(1.5	)(i)	–

Operating income	1,809.3	237.0		2,046.3	1,611.0	172.6		1,783.6

Non-operating income (expense)
Interest income	6.8	–		6.8	6.7	–		6.7
Interest expense	(75.0)	0.4	(j)	(74.6)	(63.6)	0.9	(j)	(62.7)
Other, net	(10.3)	(7.4	)(k)(l)(m)	(17.7)	(23.1)	15.3	(w)	(7.8)

	(78.5)	(7.0)		(85.5)	(80.0)	16.2		(63.8)

Earnings from continuing operations before income taxes	1,730.8	230.0		1,960.8	1,531.0	188.8		1,719.8

Provision for income taxes	458.3	59.8	(n)	518.1	430.3	45.2	(x)	475.5

Earnings from continuing operations	1,272.5	170.2		1,442.7	1,100.7	143.6		1,244.3

Discontinued operations:
Earnings from discontinued operations, net of income tax expense of $6.9 million and $0.5 million, respectively	14.1	(14.1	)(o)	–	1.8	(1.8	)(o)	–
Loss on sale of discontinued operations, net of income tax benefit of $110.3 million	(297.9)	297.9	(p)	–	–	–		–

Discontinued operations	(283.8)	283.8		–	1.8	(1.8)		–

Net earnings	988.7	454.0		1,442.7	1,102.5	141.8		1,244.3

Net earnings attributable to noncontrolling interest	3.6	–		3.6	3.7	–		3.7

Net earnings attributable to Allergan, Inc.	$985.1	$454.0		$1,439.1	$1,098.8	$141.8		$1,240.6

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$4.28			$4.85	$3.64			$4.11
Discontinued operations	(0.96)			–	–			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$3.32			$4.85	$3.64			$4.11

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$4.20			$4.77	$3.57			$4.04
Discontinued operations	(0.94)			–	0.01			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$3.26			$4.77	$3.58			$4.04

Weighted average number of common shares outstanding:
Basic	296.8			296.8	301.5			301.5
Diluted	301.8			301.8	307.1			307.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.8%			12.7%	13.5%			13.5%
Selling, general and administrative	40.7%			39.1%	39.5%			39.2%
Research and development	16.8%			16.7%	17.6%			16.5%

-more-

11-11-11

(a)	Fair market value inventory adjustment rollout of $8.9 million associated with the acquisition of SkinMedica, Inc.
(b)	Expenses from changes in fair value of contingent consideration of $70.7 million included in selling, general and administrative expenses and integration and transaction costs of $19.6 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $19.5 million
(c)	Aggregate charges of $3.1 million for external costs for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(d)	Transaction costs of $1.0 million associated with a licensing agreement with Medytox, Inc.
(e)	Expenses related to the realignment of various business functions of $2.8 million, consisting of selling, general and administrative expenses of $1.7 million and research and development expenses of $1.1 million
(f)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(g)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(h)	Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.
(i)	Net restructuring charges
(j)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(k)	Unrealized gain of $10.4 million on the mark-to-market adjustment to derivative instruments
(l)	Gain on sale of investments of $0.7 million
(m)	Impairment of a non-marketable equity investment of $3.7 million
(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $230.0 million	$(47.2)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.1)
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5

$(59.8)

(o)	Earnings from discontinued operations associated with the sale of the obesity intervention business unit
(p)	Loss on the sale of discontinued operations
(q)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(r)	Expenses from changes in fair value of contingent consideration of $5.4 million included in selling, general and administrative expenses and integration and transaction costs of $2.1 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $2.0 million
(s)	Aggregate charges of $9.7 million for external costs for stockholder derivative and tax litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(t)	Expenses related to the realignment of various business functions of $1.8 million, consisting of selling, general and administrative expenses of $1.5 million and research and development expenses of $0.3 million
(u)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.3 million included in selling, general and administrative expenses
(v)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(w)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(x)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $188.8 million	$(52.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	7.7

$(45.2)

-more-

12-12-12

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2013	December 31, 2012

Assets

Cash and equivalents	$3,046.1	$2,701.8
Short-term investments	603.0	260.6
Trade receivables, net	883.3	739.0
Inventories	285.3	272.3
Other current assets	493.0	448.6
Assets of discontinued operations	9.0	512.6

Total current assets	5,319.7	4,934.9

Property, plant and equipment, net	923.2	851.5
Intangible assets, net	1,650.0	860.1
Goodwill	2,339.4	2,133.8
Other noncurrent assets	342.0	399.0

Total assets	$10,574.3	$9,179.3

Liabilities and equity

Notes payable	$55.6	$48.8
Accounts payable	283.2	232.2
Other accrued expenses and income taxes	905.5	809.2
Liabilities of discontinued operations	–	5.3

Total current liabilities	1,244.3	1,095.5

Long-term debt	2,098.3	1,512.4
Other liabilities	762.2	708.8

Equity:
Allergan, Inc. stockholders’ equity	6,463.2	5,837.1
Noncontrolling interest	6.3	25.5

Total equity	6,469.5	5,862.6

Total liabilities and equity	$10,574.3	$9,179.3

DSO	49	47

DOH	127	136

Cash and equivalents and short-term investments	$3,649.1	$2,962.4
Total notes payable and long-term debt	(2,153.9)	(1,561.2)

Cash and equivalents and short-term investments, net of debt	$1,495.2	$1,401.2

Debt-to-capital percentage	25.0%	21.0%

-more-

13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2013		December 31, 2012

Earnings from continuing operations	$312.6		$322.3
Less net (loss) earnings attributable to noncontrolling interest	(0.6)		1.0

Earnings from continuing operations attributable to Allergan, Inc.	313.2		321.3

Non-GAAP pre-tax adjustments:
Expenses (income) from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	67.3		(8.9)
External costs for stockholder derivative and tax litigation associated with the DOJ settlement	(0.5)		0.8
Transaction costs associated with a licensing agreement with Medytox, Inc.	0.7		–
Expenses related to the realignment of various business functions	0.3		0.7
Amortization of intangible assets	27.0		17.2
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	11.4		–
Net restructuring charges	0.6		–
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.1		0.1
Unrealized (gain) loss on derivative instruments	(6.1)		0.1
Transaction costs associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval	–		0.2
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	–		22.3

	414.0		353.8

Tax effect for above items	(11.3)		(14.0)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	0.3		–
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5		1.0

Non-GAAP earnings from continuing operations	$405.5		$340.8

Weighted average number of shares outstanding	296.8		299.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.6		5.3

	301.4		305.1

Diluted earnings per share from continuing operations	$1.04		$1.05

Non-GAAP earnings per share adjustments:
Expenses (income) from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.22		(0.02)
Amortization of intangible assets	0.06		0.04
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	0.03		–
Unrealized (gain) loss on derivative instruments	(0.01)		–
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.01		–
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	–		0.05

Non-GAAP diluted earnings per share from continuing operations	$1.35		$1.12

Year over year change		20.5%

-more-

14-14-14

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2013	December 31, 2012

Earnings from continuing operations	$1,272.5	$1,100.7
Less net earnings attributable to noncontrolling interest	3.6	3.7

Earnings from continuing operations attributable to Allergan, Inc.	1,268.9	1,097.0

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	8.9	0.3
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	90.3	7.5
Aggregate charges for external costs for stockholder derivative and tax litigation associated with the DOJ settlement and other legal contingency expenses	3.1	9.7
Transaction costs associated with a licensing agreement with Medytox, Inc.	1.0	–
Expenses related to the realignment of various business functions	2.8	1.8
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	6.6	–
Amortization of intangible assets	107.4	66.7
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	11.4	–
Net restructuring charges	5.5	1.5
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.4	0.9
Unrealized (gain) loss on derivative instruments	(10.4)	15.3
Gain on sale of investments	(0.7)	–
Impairment of a non-marketable equity investment	3.7	–
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–	62.8
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	–	22.3

	1,498.9	1,285.8

Tax effect for above items	(47.2)	(52.9)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.1)	–
Change in estimated taxes related to uncertain tax positions included in prior year filings	2.5	7.7

Non-GAAP earnings from continuing operations	$1,439.1	$1,240.6

Weighted average number of shares outstanding	296.8	301.5

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.0	5.6

	301.8	307.1

-more-

15-15-15

Diluted earnings per share from continuing operations	$4.20		$3.57

Non-GAAP earnings per share adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	0.02		–
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.28		0.03
Aggregate charges for external costs for stockholder derivative and tax litigation associated with the DOJ settlement and other legal contingency expenses	0.01		0.03
Expenses related to the realignment of various business functions	0.01		–
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	0.02		–
Amortization of intangible assets	0.24		0.16
Impairment of an intangible asset related to technology acquired in connection with the 2011 acquisition of Precision Light, Inc.	0.03		–
Net restructuring charges	0.01		–
Unrealized (gain) loss on derivative instruments	(0.02)		0.03
Impairment of a non-marketable equity investment	0.01		–
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(0.05)		–
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.01		0.02
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		0.15
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	–		0.05

Non-GAAP diluted earnings per share from continuing operations	$4.77		$4.04

Year over year change		18.1%

-more-

16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31, 2013	December 31, 2012	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$782.2	$706.1	$76.1	$82.1	$(6.0)	10.8%	11.6%	(0.8)%
Botox/Neuromodulators	525.6	474.6	51.0	57.6	(6.6)	10.7%	12.1%	(1.4)%
Skin Care and Other	121.9	73.3	48.6	48.8	(0.2)	66.3%	66.6%	(0.3)%

Total Specialty Pharmaceuticals	1,429.7	1,254.0	175.7	188.5	(12.8)	14.0%	15.0%	(1.0)%

Breast Aesthetics	89.6	91.4	(1.8)	(1.8)	–	(2.0)%	(2.0)%	–
Facial Aesthetics	137.2	102.4	34.8	36.2	(1.4)	34.0%	35.4%	(1.4)%

Core Medical Devices	226.8	193.8	33.0	34.4	(1.4)	17.0%	17.8%	(0.8)%
Other	3.1	–	3.1	3.1	–	N/A	N/A	N/A

Total Medical Devices	229.9	193.8	36.1	37.5	(1.4)	18.6%	19.3%	(0.7)%

Product net sales	$1,659.6	$1,447.8	$211.8	$226.0	$(14.2)	14.6%	15.6%	(1.0)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$124.9	$118.5	$6.4	$7.7	$(1.3)	5.5%	6.5%	(1.0)%
Lumigan Franchise	172.6	170.2	2.4	1.7	0.7	1.4%	1.0%	0.4%
Total Glaucoma Products	299.8	290.8	9.0	9.7	(0.7)	3.1%	3.3%	(0.2)%
Restasis	277.6	212.0	65.6	66.8	(1.2)	31.0%	31.5%	(0.5)%
Latisse	23.4	24.9	(1.5)	(1.4)	(0.1)	(6.1)%	(5.3)%	(0.8)%

Domestic	63.1%	61.1%
International	36.9%	38.9%

ALLERGAN, INC. Supplemental Non-GAAP Information (Unaudited)

	Twelve months ended
	December 31, 2013	December 31, 2012	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,890.3	$2,692.2	$198.1	$216.2	$(18.1)	7.4%	8.0%	(0.6)%
Botox/Neuromodulators	1,982.2	1,766.3	215.9	233.6	(17.7)	12.2%	13.2%	(1.0)%
Skin Care and Other	466.5	326.1	140.4	140.9	(0.5)	43.1%	43.2%	(0.1)%

Total Specialty Pharmaceuticals	5,339.0	4,784.6	554.4	590.7	(36.3)	11.6%	12.3%	(0.7)%

Breast Aesthetics	377.9	377.1	0.8	2.1	(1.3)	0.2%	0.6%	(0.4)%
Facial Aesthetics	477.5	387.6	89.9	93.4	(3.5)	23.2%	24.1%	(0.9)%
Core Medical Devices	855.4	764.7	90.7	95.5	(4.8)	11.9%	12.5%	(0.6)%
Other	3.1	–	3.1	3.1	–	N/A	N/A	N/A

Total Medical Devices	858.5	764.7	93.8	98.6	(4.8)	12.3%	12.9%	(0.6)%

Product net sales	$6,197.5	$5,549.3	$648.2	$689.3	$(41.1)	11.7%	12.4%	(0.7)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$474.1	$453.2	$20.9	$24.1	$(3.2)	4.6%	5.3%	(0.7)%
Lumigan Franchise	625.3	622.6	2.7	1.7	1.0	0.4%	0.3%	0.1%
Total Glaucoma Products	1,108.5	1,085.8	22.7	25.3	(2.6)	2.1%	2.3%	(0.2)%
Restasis	940.0	792.0	148.0	150.3	(2.3)	18.7%	19.0%	(0.3)%
Latisse	100.0	97.3	2.7	3.1	(0.4)	2.7%	3.2%	(0.5)%

Domestic	62.0%	60.9%
International	38.0%	39.1%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

-more-

17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	First Quarter 2014
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$1.03	$1.06

Amortization of intangible assets	0.06	0.06

Non-GAAP diluted earnings per share from continuing operations expectations	$1.09	$1.12

	Full Year 2014
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$5.13	$5.25

Amortization of intangible assets	0.23	0.23

Non-GAAP diluted earnings per share from continuing operations expectations	$5.36	$5.48

(a)	GAAP diluted earnings per share from continuing operations expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, integration and transaction costs associated with business combinations, upfront licensing fees associated with certain license and collaboration agreements, restructuring charges and stockholder derivative and tax litigation costs related to the 2010 DOJ settlement and other legal contingency expenses that may occur but that are not currently known or determinable.

#    #    #